                                                                    Exhibit 4(j)


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                         J.P. MORGAN & CO. INCORPORATED

                                      AND

                            FIRST TRUST OF NEW YORK,
                              NATIONAL ASSOCIATION

                                   as Trustee


                             ______________________

                         [    ] SUPPLEMENTAL INDENTURE

                          Dated as of           , 199

                                       TO

                                   INDENTURE

                          Dated as of November  , 1996


                             ______________________

                        % Junior Subordinated Debentures

                                     Due 20



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

                                  [ ] SUPPLEMENTAL INDENTURE, dated as of the
                          day of              199   (this "[ ] Supplemental
                          Indenture"), between J.P. MORGAN & CO. INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company") and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of November , 1996, between the Company and the Trustee (the "Indenture"); as set forth in
                          Section 7.01 hereto and except as otherwise set forth herein, all terms used and not defined herein are used as defined in the Indenture).

                 WHEREAS the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated debt securities (the "Securities"), said Securities to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided;

                 WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its % Junior Subordinated Debentures due 20[ ] (said series being hereinafter referred to as the "Series % Debentures"), the form of such Series % Debentures and the terms, provisions and conditions thereof to be as provided in the Indenture and this [ ] Supplemental Indenture;

                 WHEREAS the Company has caused to be formed JPM Capital Trust [ ] (the "Trust") as a statutory business trust under the Business Trust Act of the State of Delaware (12 Del. Code Sec. 801 et seq.) pursuant to a declaration of trust dated October [29], 1996 (the "Original Declaration"), and the filing of a certificate of trust with the Secretary of State of the State of Delaware on October [29], 1996;

                 WHEREAS the Original Declaration is to be amended and restated in its entirety pursuant to an Amended and Restated Declaration of Trust dated
as of        , 199  , (such Amended and Restated Declaration of Trust, as amended from time to time, the "Declaration of Trust");

                 WHEREAS the Trust desires to issue its     % Cumulative
Preferred Trust Securities (the "Preferred Securities") and sell such Preferred Securities to initial purchasers;

                 WHEREAS, in connection with such purchases of Preferred Securities and the related purchase by the Company of the Common Securities (as defined in the Declaration of Trust) of the Trust, the Trust will purchase as
trust assets Series     % Debentures;

                 WHEREAS, pursuant to the Declaration of Trust, the legal title
to the Series     % Debentures shall be held by and in the name of First Trust
New York, National Association or its successor under the Declaration of Trust, as Property Trustee (the "Property Trustee"), in trust for the benefit of holders of the Preferred Securities and the Common Securities;

                 WHEREAS, upon the occurrence of a Special Event (as defined in the Declaration of Trust), the Regular Trustees (as defined in the Declaration
of Trust) of the Trust shall, unless the Series     % Debentures are redeemed
as described herein, dissolve the Trust and cause to be distributed to the holders of the Preferred Securities and Common Securities, on a Pro Rata basis (determined as provided in the terms of the Preferred Securities and Common Securities attached as Exhibits B and C to the Declaration of Trust), Series
% Debentures and, in connection with a Liquidation Distribution (as defined in the Declaration of Trust), the Regular Trustees may cause to be distributed to holders of Preferred Securities and Common Securities, on such Pro Rata basis,
Series     % Debentures (each a "Dissolution Event"); and

                 WHEREAS the Company desires and has requested the Trustee to join with it in the execution and delivery of this [ ] Supplemental Indenture, and all requirements necessary to make this [ ] Supplemental Indenture a valid instrument, enforceable in accordance with its terms, and to make the Series
% Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery of this Supplemental Indenture and
the Series     % Debentures have been in all respects duly authorized.

                 NOW, THEREFORE, in consideration of the purchase and
acceptance of the Series     % Debentures by the holders thereof, and for the
purpose of setting forth, as provided in the Indenture, the form of the Series % Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                   ARTICLE I

                        General Terms and Conditions of
                          the Series      % Debentures

                 SECTION 1.01.  (a)  There shall be and is hereby authorized a
series of Securities designated the "    % Junior Subordinated Debentures Due
20[  ]", limited in aggregate principal amount to $            (except as
provided in this Section 1.01 and Section 6.01). Upon exercise of the overallotment option set forth in the Underwriting Agreement (as defined in the
Declaration of Trust), additional Series     % Debentures in the aggregate
principal amount of up to $        may be executed by the Company and delivered
to the Trustee for authentication, and the Trustee shall thereupon authenticate
and deliver said Series     % Debentures to or upon the written order of the
Company, which order shall be accompanied by evidence satisfactory to the Trustee that the overallotment option has been exercised. Except as provided
in Section 1.01(b) and 1.01(c), the Series      % Debentures shall mature and
the principal thereof shall be due and payable, together with all accrued and unpaid interest thereon, including Compounded Interest (as defined below) on , 20[ ].

                 (b) Subject to the terms of Article II of the Indenture, the Company shall have the right to shorten the Stated Maturity of the Series %
Debentures to a date no earlier than            , 2001; provided, that at the
time any election to shorten the Stated Maturity is made and at the time of such shortening the Company shall have received Federal Reserve Approval (as defined below) therefor.

                 (c) Subject to the terms of Article II of the Indenture, the Company shall have the right to extend the Stated Maturity of the Series % Debentures to a date no later than [the 49th anniversary of the initial
issuance of the Preferred Securities] [       , 2045]; provided, that at the
time such election to extend the Stated Maturity is made and at the time of such extension, (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default on the payment of any interest or principal on the Series % Debentures [and no deferred interest payments thereon have accrued], (iii) JPM Capital
Trust [   ] is not in arrears on payments of Distributions (as defined in the
Declaration) on its Preferred Securities and no deferred Distributions thereon are accumulated, (iv) the Series % Debentures are rated by a nationally recognized statistical rating organization and such rating is BBB- or higher if such organization is Standard & Poor's Rating Services, Baa3 or higher if such organization is Moody's Investors Services Inc. or an equivalent rating if such organization is any other nationally recognized statistical rating organization and (v) the Company shall have received Federal Reserve Approval therefor.

                 "Federal Reserve Approval" means the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") then required to be obtained under applicable capital guidelines or policies of the Federal Reserve in connection with any action to be taken by the Company or JPM Capital
Trust [    ] with respect to the Series     % Debentures or the Preferred
Securities.

                 SECTION 1.02.  (a)  Except as provided in Section 1.02(b), the
Series    % Debentures shall be issued in definitive registered certificated
form without interest coupons.  Principal and interest on the Series     %
Debentures issued in certificated form will be payable, the transfer of such
Series     % Debentures will be registrable and such Series    % Debentures
will be exchangeable for Series     % Debentures bearing identical terms and
provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register and that the payment
of principal with respect to the Series    % Debentures will only be made upon
surrender of the Series   % Debentures to the Trustee.  Notwithstanding the
foregoing, so long as the Property Trustee is the record holder of Series   %
Debentures, the payment of the principal of, and interest (including Compounded
Interest, if any) on, the Series     % Debentures held of record by the
Property Trustee will be made by the Company in immediately available funds on the payment date therefor to the Property Account (as defined in the

Declaration of Trust) established and maintained by the Property Trustee pursuant to the Declaration of Trust.

                 (b)  In connection with a Dissolution Event:

                 (i)      Series     % Debentures in certificated form in an
         aggregate principal amount equal to the aggregate liquidation amount of all Preferred Securities held in book-entry form may be presented to the Trustee by the Property Trustee in exchange for a Global
         Debenture representing such Series    % Debentures, such Global
         Debenture to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary pursuant to the instructions of the Regular Trustees (as defined in the Declaration of Trust) for crediting to the accounts of the Depositary's participants. The Company, upon any such presentation,
         shall execute a Global Debenture representing the Series     %
         Debentures in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this [ ] Supplemental Indenture. Payments on the
         Series     % Debentures issued as a Global Debenture will be made to
         the Depositary.

                 (ii) If any Preferred Securities are held in non book-entry certificated form ("Non Book-Entry Preferred Securities"), Series
         % Debentures in certificated form in an aggregate principal amount equal to the aggregate liquidation amount of any such Non Book-Entry Preferred Securities may be presented to the Trustee by the Property Trustee, and any Preferred Security Certificate (as defined in the Declaration of Trust) held in non book-entry certificated form will be
         deemed to represent beneficial interests in such Series     %
         Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities represented by such Preferred Security Certificate until such Preferred Security Certificate is presented to the Security registrar for transfer or reissuance at which time such Preferred Security Certificate will be
         canceled and a Series     % Debenture, registered in the name of the
         holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this [ ] Supplemental Indenture.
         On issue of such Series    % Debentures, Series    % Debentures with
         an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

                 SECTION 1.03.  Each Series      % Debenture will bear interest
at the rate of     % per annum from            , 199    until the principal
thereof becomes due and payable, and on any overdue principal, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded quarterly, payable (subject to the provisions of Article III) quarterly in arrears on the last day of each [March, June, September and December of each
year] (each, an "Interest Payment Date", commencing on              , 199  ),
to the person in whose name such Series     % Debenture (or one or more
Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which, except as set forth below,
shall be, in respect of any Series     % Debentures represented by a Global
Security or of which the Property Trustee is the registered holder, the close of business on the Business Day next preceding the Interest Payment Date with respect to such interest installment. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if,
pursuant to the provisions of Section 2.11(c) of the Indenture, the Series    %
Debentures are no longer represented solely by a Global Debenture, the regular record date for such interest installment shall be the close of business on the fifteenth day of the month in which the Interest Payment Date with respect to such interest installment occurs. Any installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered
holder of a Series   % Debenture on such regular record date and may be paid to
the person in whose name such Series    % Debenture (or one or more Predecessor
Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice
whereof to be given to the registered holders of the Series    % Debentures not
less than 10 days prior to such special
record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the
Series    % Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                 The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a quarterly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on
the Series     % Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


                                   ARTICLE II

                       Optional Redemption of the Series
                                    % Debentures

                 SECTION 2.01.  Except as provided in Section 2.02, Series    %
Debentures may not be redeemed by the Company prior to        , 200  .  Subject
to the terms of Article III of the Indenture, the Company shall have the right
to redeem the Series    % Debentures, in whole or in part, at any time or from
time to time, on or after            , 200  , at a redemption price equal to
100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"); provided that at the time of such election to redeem and at the time of such redemption, the Company shall have received Federal Reserve Approval therefor. Any redemption pursuant to this Section will be made upon not less than 30 nor more than 60 days' notice.

                 SECTION 2.02. If, at any time, a Tax Event (as defined below) shall occur or be continuing and (i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the
interest on the Series    % Debentures for United States Federal income tax
purposes even if the Series    % Debentures were distributed to the holders of
Preferred Securities and Common Securities in liquidation of such holders' interest in the Trust as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 or more than 60 days
notice, to redeem the Series     % Debentures in whole or in part for cash at
the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided that, at the time of such election to redeem and at the time of such redemption, the Company shall have received Federal Reserve Approval therefor; and provided further that if at the time there is available to the Company or the Regular Trustees, on behalf of the Trust, the opportunity to eliminate, within such 90-day period, such Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Company or the holders of the Preferred Securities, then the Company or the Regular Trustees, on behalf of the Trust, will pursue such measure in lieu of redemption; and provided further that the Company shall
have no right to redeem the Series    % Debentures while the Regular Trustees,
on behalf of the Trust, are pursuing any such Ministerial Action.

                 "Tax Event" means that the Regular Trustees and the Company shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on
or after           , 199 as a result of (a) any amendment to, or change
(including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on
or after        , 199  , there is more than an insubstantial risk that (i) the
Trust, is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income accrued or received on the
Series    % Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the
Trust on the Series    % Debentures is not, or within 90 days of the date
thereof will not be, deductible by the Company for United States Federal income tax purposes.

                 "No Recognition Opinion" means an opinion of nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of a dissolution of the Trust and distribution of the
Series    % Debentures as provided in the Declaration of Trust.

                 SECTION 2.03.  If the Series    % Debentures are only
partially redeemed pursuant to this Article II, the Series % Debentures will be redeemed pro rata or by lot or by any other equitable method chosen by the
Trustee; provided that if, at the time of redemption, any Series    %
Debentures are represented by a Global Debenture, the Depositary shall
determine by lot the principal amount of such Series    % Debentures held by
each Debentureholder to be redeemed in accordance with its customary procedures. Notwithstanding the foregoing, if a partial redemption of the
Series    % Debentures would result in the delisting of the Preferred
Securities by any national securities exchange on which the Preferred Securities are then listed, the Company shall not be permitted to effect such
partial redemption and will only redeem the Series    % Debentures in whole.

                                  ARTICLE III

                      Deferral of Interest Payment Period

                 SECTION 3.01. So long as the Company is not in default in the
payment of interest on the Series    % Debentures, the Company shall have the
right, at any time during the term of the Series    % Debentures, from time to
time to defer the interest payment period of the Series    % Debentures for a
period not exceeding 20 consecutive quarterly interest periods (a "Deferral Period"); provided, however, that at the end of any such period the Company shall pay all interest accrued and unpaid thereon (together with interest on
such accrued and unpaid interest at the rate of    % per annum, to the extent
permitted by applicable law, compounded quarterly ("Compounded Interest")). During any Deferral Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any payments on guarantees with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. Prior to the termination of any Deferral Period, the Company may pay all or any portion
of the interest accrued on the Series    % Debentures on any Interest Payment
Date to holders of record on the regular record date for such Interest Payment Date or from time to time further defer such Deferral Period; provided that such Deferral Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Deferral Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Deferral Period. No interest shall be due and payable during a Deferral Period, except at the end thereof. At the end of any Deferral Period,
the Company shall pay all interest accrued and unpaid on the Series    %

Debentures, including any Compounded Interest, to the holders in whose names
the Series    % Debentures are registered on the Security Register on the regular record date for the first Interest Payment Date occurring at or after the end of the Extended Interest Payment Period.

                 SECTION 3.02.  (a)  So long as the Property Trustee is the
sole record holder of the Series    % Debentures, at the time the Company
selects a Deferral Period, the Company shall give both the Property Trustee and the Trustee written notice of its selection of such Deferral Period at least one Business Day prior to the earlier of (i) the next succeeding date on which distributions on the Preferred Securities are payable and (ii) the date on which the Trust is required to give notice of the record or payment date for such distribution to the New York Stock Exchange (if the Preferred Securities are then listed thereon) or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than one Business Day prior to such record date. The Company shall cause the Trust to give notice to the holders of the Preferred Securities of the Company's selection of such Deferral Period.

                 (b)  If as a result of a Dissolution Event, Series    %
Debentures have been distributed to holders of Preferred Securities and Common Securities, at the time the Company selects a Deferral Period, the Company
shall give the holders of the Series    % Debentures and the Trustee written
notice of its selection of such Deferral Period at least 10 business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date for
such interest payment to the New York Stock Exchange (if the Series    %
Debentures are then listed thereon) or other applicable self-regulatory
organization or to holders of the Series    % Debentures.

                 SECTION 3.03. The quarter in which any notice is given pursuant to Section 3.02 shall be counted as one of the 20 consecutive quarterly interest periods permitted in the maximum Extended Interest Payment Period permitted under this Article III.

                                   ARTICLE IV

                 Covenants Applicable to Series   % Debentures

                 SECTION 4.01.  So long as any Preferred Securities remain
outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any payments on guarantees with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments (as defined in the Guarantee Agreement) or other payment obligations under the Guarantee Agreement or (ii) there shall have occurred any Event of Default under the Indenture with respect
to the Series    % Debentures; provided, however, that the foregoing
restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock.

                 SECTION 4.02.  In connection with the distribution of the
Series    % Debentures to the holders of the Preferred Securities upon a
Dissolution Event, the Company will use its best efforts to list such Series % Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

                 SECTION 4.03. The Company covenants and agrees for the benefit of the holders of the Preferred Securities to comply fully with all its obligations and agreements under the Declaration of Trust, including, without limitation, its obligations under Article IV thereof.

                 SECTION 4.04.  Prior to the distribution of Series    %
Debentures to the holders of Preferred Securities upon a Dissolution Event, the Company covenants and agrees for the benefit of the holders of the Preferred Securities (i) to remain the sole direct or indirect owner of all

Common Securities issued by the Trust and not to cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration of Trust; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and
(ii) to use reasonable efforts to cause the Trust to continue to be treated as a grantor trust for United States Federal income tax purposes, except in
connection with a distribution of the Series    % Debentures as provided in the
Declaration of Trust.


                                   ARTICLE V

                         Form of Series    % Debentures

                 SECTION 5.01.  The Series    % Debentures and the Trustee's
Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF SECURITY)

                 [IF THE NOTE IS A GLOBAL SECURITY, INSERT: This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

                 UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.                                                                            $

CUSIP NO. _____________


                         J.P. MORGAN & CO. INCORPORATED

                        % JUNIOR SUBORDINATED DEBENTURE
                                     DUE 20


                 J.P. Morgan & Co. Incorporated, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to
, or registered assigns, the principal sum of         Dollars on , 20[  ] (the
"Stated Maturity", such date subject to shortening or extension as set forth herein and in the Indenture) and to pay interest on said principal sum from
, 199   or from the most recent interest payment date (each such date, an
"Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the last day
of each quarter commencing          , 199  , at the rate of    % per annum,
until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded quarterly. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a quarterly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse side hereof, be paid to the person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date; provided, however, that if the Preferred Securities are no longer in book-entry only form or if, pursuant to
the provisions of Section 2.11(c) of the Indenture, the Series    % Debentures
are no longer represented solely by a Global Security, the regular record date shall be the close of business on the fifteenth day of the month in which such Interest Payment Date occurs. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holder of this Security on such regular record date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof to be given to the registered holders of this series of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this series of Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of, and the interest on, this Security shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register and that the payment of principal will only be made upon the surrender of this Security to the Trustee. Notwithstanding the foregoing, so long as the record holder of this Security is the Property Trustee (as defined in the Indenture), the payment of the principal of, and interest on, this Security will be made to such account of the Property Trustee as may be designated by the Property Trustee.

                 The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, Subordinated Indebtedness and Derivative Obligations and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact, for any and all such purposes. Each holder hereof, by his acceptance hereof hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness and Subordinated Indebtedness, and each creditor in respect of Derivative Obligations, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon such provisions.

                 Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


                 IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Date
     -----------------------

                                        J.P. MORGAN & CO.
                                        INCORPORATED,

                                          by
                                            ----------------------------


Attest:


-----------------------------
       Secretary

                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION


                 This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

First Trust New York, National Association, as Trustee,



                                  ------------------------------
                                  or     as Authentication Agent


by
   -----------------------        ------------------------------
     Authorized Signatory                  Authorized Signatory



                         (FORM OF REVERSE OF SECURITY)


                 This Security is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of November , 1996 duly executed and delivered between the Company and First Trust New York, National Association, a national banking association, as Trustee (herein referred to as the "Trustee"), as supplemented by the [
] Supplemental Indenture dated as of         , 199   between the Company and
the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities, and, to the extent specifically set forth in the Indenture, the holders of Senior Indebtedness, Subordinated Indebtedness and Preferred Securities and creditors in respect of Derivative Obligations. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided.  This series of Securities is designated
the   % Junior Subordinated Debentures due 20 (the "Series  % Debentures") and
is limited in aggregate principal amount as specified in said [      ]
Supplemental Indenture.

                 Except as provided in the next paragraph, the Series   %
Debentures may not be redeemed by the Company prior to , 20  .  The Company
shall have the right to redeem the Series   % Debentures, in whole or in part,
at any time or from time to time on or after          , 20    (an "Optional
Redemption"), at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including any Compounded Interest, thereon to the date of such redemption; provided that at the time of such election to redeem and at the time of such redemption, the Company shall have received Federal Reserve Approval therefor. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more 60 days notice. If the Series ___% Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Series % Debentures will be redeemed pro rata or by lot or by any other equitable method chosen by the Trustee; provided that if,
at the time of redemption, any Series   % Debentures are represented by a Global
Security, the Depository shall determine by lot the principal amount of such
Series   % Debentures held by each holder of Series   % Debentures to be
redeemed in accordance with its customary procedures.

                 If, at any time, a Tax Event (as defined below) shall occur or be continuing and (i) the Regular Trustees and the Company shall have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded
from deducting the interest on the Series    % Debentures for United States
Federal income tax purposes even if the Series    % Debentures were distributed
to the holders of Preferred Securities and Common Securities in liquidation of such holders' interest in the Trust as set forth in the Declaration of Trust or
(ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days
notice, to redeem the Series    % Debentures in whole or in part for cash at
the Optional

Redemption Price within 90 days following the occurrence of such Tax Event; provided that at the time of such election to redeem and at the time of such redemption, the Company shall have received Federal Reserve Approval therefor; provided further that, if at the time there is available to the Company or the Regular Trustees, on behalf of the Trust, the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Preferred Securities, the Company or the Regular Trustees, on behalf of the Trust, will pursue such measure in lieu of redemption; and provided further that the Company shall have no right
to redeem the Series    % Debentures while the Regular Trustees, on behalf of
the Trust, are pursuing any such Ministerial Action.

                 "Tax Event" means that the Regular Trustees and the Company shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on
or after           , 199  , as a result of (a) any amendment to, or change (or announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or
which action is taken, in each case on or after           , 199  , there is
more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with
respect to income accrued or received on the Series     % Debentures, (ii) the
Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii)
interest payable by the Company to the Trust on the Series    % Debentures is
not, or within 90 days of the date
thereof will not be, deductible by the Company for United States Federal income tax purposes.

                 "No Recognition Opinion" means an opinion of nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of a dissolution of the Trust and distribution of the
Series    % Debentures as provided in the Declaration of Trust.

                 If the Series ___% Debentures are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the ___% Debentures will be redeemed pro rata or by lot or by any other equitable method chosen by the Trustee. Notwithstanding the
foregoing, if a partial redemption of the Series    % Debentures would result
in the delisting of the Preferred Securities by any national securities exchange on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Series ___% Debentures in whole.

                 In the event of redemption of this Series ___% Debenture in part only, a new Series ___% Debenture or Debentures will be issued for the unredeemed portion hereof in the name of the holder hereof upon the cancelation of this Debenture.

                 The Indenture contains provisions permitting the Company to shorten or extend the Stated Maturity subject, in each case, to certain conditions set forth therein, including the receipt by the Company at the time of the election to shorten or extend such Stated Maturity and at the time of such shortening or extension, as the case may be, of Federal Reserve Approval (as defined in the Indenture) therefor.

                 In case an Event of Default, as defined in the Indenture,
shall have occurred and be continuing, the principal of all of the Series   %
Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture contains provisions for defeasance at any time
of the entire indebtedness of the Series   % Debentures upon compliance by the
Company with certain conditions set forth therein.

                 The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in Section 8.04 of the Indenture, (and, in the case of any series of Securities held as trust assets of a JPM Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such JPM Capital Trust as may be required under the Declaration of Trust of such JPM Capital Trust), to execute supplemental indentures for the purpose of adding any provisions to or modifying in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of any series of Securities; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Securities of any series, or reduce the principal amount thereof or the method in which amounts of payments of principal or interest thereon are determined, or reduce the rate or extend the time of payment of interest thereon, [or change the coin or currency units based on or related to currencies (including ECU (as defined in the Indenture) of payment thereof] or reduce any amount payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.01 or the amount thereof provable in bankruptcy pursuant to Section 6.02, or impair or affect the right of any holder of the Security to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the holder of the Security, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the consent of the holders of which is required any such supplemental indenture, without the consent of the holders of each Security (and, in the case of any series of Securities held as trust assets of a JPM Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such JPM Capital Trust as may be required under the Declaration of

Trust of such JPM Capital Trust) so affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding affected thereby (subject, in the case of any series of Securities held as trust assets of a JPM Capital Trust and with respect to which a Securities Exchange has not theretofore occurred, to such consent of holders of Preferred Securities and Common Securities of such JPM Capital Trust as may be required under the Declaration of Trust of such JPM Capital Trust), on behalf of the holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Debentures of such series. Any such consent or waiver by the registered holder
of this Series     % Debenture (unless revoked as provided in the Indenture)
shall be conclusive and binding upon such holder and upon all future holders
and owners of this Series     % Debenture and of any Security issued in
exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or
waiver is made upon this Series     % Debenture.

                 Subject to Section 13.11 of the Indenture, no reference herein to the Indenture (other than such Section) and no provision of this Series
% Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and
premium, if any, and interest on this Series     % Debenture at the time and
place at the rate and in the money herein prescribed.

                 So long as the Company is not in default in the payment of
interest on the Series   % Debentures, the Company shall have the right, at any
time during the term of the Series    % Debentures, from time to time to defer
the interest payment period of the Series    % Debentures for a period not
exceeding 20 consecutive quarterly interest periods (a "Deferral Period"); provided, however, that at the end of any such period the Company shall pay all interest accrued and unpaid thereon, together with any Compounded Interest. During any Deferral Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock, or make any payments on guarantees with respect thereto; provided, however, that the foregoing restrictions shall not apply to (i) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock or (iii) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of the Company as may be outstanding from time to time in accordance with the terms of such preferred stock. Prior to the termination of any Deferral Period, the Company may pay
all or any portion of the interest accrued on the Series    % Debentures on any
Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Deferral Period; provided that such Deferral Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Deferral Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Deferral Period. No interest shall be due and payable during a Deferral Period, except at the end thereof. At the end of any Deferral Period, the Company shall pay all interest accrued and unpaid on the Series
% Debentures, including any Compounded Interest which shall be payable to the
holders in whose names the Series    % Debentures are registered on the
Security Register on the regular record date for the first Interest Payment Date occurring on or after the end of the Deferral Period.

                 As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this
Series     % Debenture for registration of transfer at the office or agency of the Company designated for such purpose in the Borough of Manhattan, The City and State of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security registrar duly executed by the registered holder hereof or his attorney duly authorized in
writing, and thereupon one or more new Series    % Debentures of authorized
denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge will be made for any such transfer, but the Company may
require payment by the holder of the Series     % Debenture seeking such
transfer of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                 Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any paying agent and any Security registrar may deem and treat the registered holder hereof as the absolute owner hereof
(whether or not this Series     % Debenture shall be overdue and
notwithstanding any notice of ownership or writing hereon made by anyone other than the Security registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security registrar shall be affected by any notice to the contrary.

                 No recourse under or upon any obligation, covenant or
agreement of the Indenture, or of this Series     % Debenture, or for any claim
based thereon or hereon, or otherwise in respect thereof or hereof shall be had against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being
expressly understood that this Series     % Debenture and the obligations
represented hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of this indebtedness, or under or by reason of the obligations covenants or agreements contained in the Indenture or this Debenture or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, and any and all such rights and claims against every such incorporator, stockholder, officer or director, as such, because of the creation of this indebtedness, or under or by reason of the obligations, covenants or agreements
contained in the Indenture or in this Series     % Debenture or implied
therefrom, are hereby expressly waived and released by the acceptance hereof
and
as a condition of, and as a consideration for, the execution of the Indenture
and the issuance of this Series     % Debenture.

                 [IF THE SECURITY IS A GLOBAL SECURITY INSERT: This Global Security is exchangeable for Securities in definitive form under certain limited circumstances set forth in the Indenture.]

                 The Series    % Debentures are issuable only in registered
form without interest coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations [IF THE SECURITY IS A GLOBAL SECURITY, INSERT: herein and] therein set forth,
Series    % Debentures are exchangeable for a like aggregate principal amount
of Series    % Debentures of a different authorized denomination, as requested by the holder surrendering the same.

                 Terms used and not defined in this Series     % Debenture
shall have the meanings assigned to them in the Indenture.


                                   ARTICLE VI

                    Original Issue of Series    % Debentures

                 SECTION 6.01.  Except as provided in Section 1.01 and this
Section 6.01, Series    % Debentures in the aggregate principal amount equal to
$         may, upon execution of this [  ] Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee
shall thereupon authenticate and make available for delivery said Series    %
Debentures to or upon the written order of the Company, signed by its Chairman, its President, Vice President, its Treasurer or an Assistant Treasurer and attested to by its Secretary or an Assistant Secretary, without any further action by the Company. Upon exercise of the overallotment option set forth in the Underwriting Agreement, additional Series ___% Debentures in the aggregate
principal amount of up to $         may be executed by the Company and
delivered to the Trustee for authentication, and the Trustee shall thereupon
authenticate and make available for delivery said  Series    % Debentures to or
upon the written order of the Company, which order shall be accompanied by evidence satisfactory to the Trustee that the overallotment option has been exercised.


                                  ARTICLE VII

                            Miscellaneous Provisions

                 SECTION 7.01.  Except as otherwise expressly provided in this
[  ] Supplemental Indenture or in the form of Series    % Debenture or
otherwise clearly required by the context hereof or thereof, all terms used
herein or in said form of Series    % Debenture that are defined in the
Indenture shall have the several meanings respectively assigned to them thereby.

                 SECTION 7.02. The Indenture, as supplemented by this [ ] Supplemental Indenture, is in all respects ratified and confirmed. This [ ] Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                 SECTION 7.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this [ ] Supplemental Indenture.

                 SECTION 7.04. This [ ] Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


                 IN WITNESS WHEREOF, the parties hereto have caused this [ ] Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                              J.P. MORGAN & CO.
                                              INCORPORATED,

                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:


Attest:


---------------------------------
Name:
Title:


                                              FIRST TRUST OF NEW YORK, A
                                              NATIONAL ASSOCIATION, as
                                              Trustee,

                                                by
                                                  ------------------------------
                                                  Name:
                                                  Title:


Attest:


--------------------------------
Name:
Title:

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )


                 On the      day of         , in the year one thousand nine
hundred ninety-     , before me personally came to me known, who, being by me
duly sworn, did depose and say that he or she resides at ; that he or she is of J.P. MORGAN & CO. INCORPORATED, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to such instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of such corporation, and that he signed his name thereto by like authority.



                                             -----------------------------
                                                    Notary Public

                                                 My Commission Expires

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )


                 On the      day of         , in the year one thousand nine
hundred ninety-     , before me personally came to me known, who, being by me
duly sworn, did depose and say that he resides at                      ; that he
or she is a                  of FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION,
one of the corporations described in and which executed the above instrument; that he or she knows the corporate seal of said corporation; that the seal affixed to such instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of such corporation and that he signed his name thereto by like authority.


                                                 ----------------------
                                                     Notary Public

                                                 My Commission Expires